Exhibit 99.1

Press Release
AMSC REPORTS FULL-YEAR FISCAL 2010 AND
FIRST QUARTER FISCAL 2011 FINANCIAL RESULTS
Company Regains Compliance with SEC Reporting Requirements
DEVENS, Mass., September 23, 2011 — American Superconductor Corporation (NASDAQ: AMSC), a global power technologies company, today reported financial results for fiscal year 2010 ended March 31, 2011, and the first quarter of fiscal year 2011 ended June 30, 2011. The company’s fiscal 2010 results include previously announced restatements of results for the second and third quarters of fiscal 2010. The company has filed its Annual Report on Form 10-K for the year ended March 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 with the Securities and Exchange Commission and, as a result, the company expects to regain compliance with NASDAQ Listing Rules.
Fiscal 2010 revenues were $286.6 million, which compares with $316.0 million for fiscal 2009. The company reported a net loss of $186.3 million, or $3.95 per diluted share, for fiscal 2010. Fiscal 2010 revenues include the impact of applying a cash basis of accounting to recognize revenue for shipments to certain customers in China as of September 1, 2010 and for shipments to Sinovel Wind Group Co., Ltd. (Sinovel) as of October 1, 2010. The company’s fiscal 2010 net loss includes $158.5 million in aggregate one-time asset write-downs, impairments and accrued charges recorded primarily in the fourth quarter of fiscal 2010 associated with the company’s accounting judgment that its relationship with Sinovel will not continue. This compares with net income of $16.2 million, or $0.36 per diluted share, for fiscal year 2009. The company’s non-GAAP net loss for fiscal 2010 was $12.8 million, or $0.27 per diluted share. This compares with non-GAAP net income of $31.7 million, or $0.70 per diluted share, for fiscal 2009. Please refer to the financial table included below for a reconciliation of GAAP to non-GAAP results.
Revenues for the first quarter of fiscal 2011 were $9.1 million. This compares with $97.2 million for the first quarter of fiscal 2010. The decline is due primarily to a lack of revenue from Sinovel. The company reported a net loss for the quarter of $37.7 million, $0.74 per diluted share. This compares with net income of $9.2 million, or $0.20 per diluted share, for the first quarter of fiscal 2010. The company’s non-GAAP net loss for the first quarter of fiscal 2011 was $30.8 million, or $0.61 per diluted share. This compares with non-GAAP net income of $13.0 million, or $0.28 per diluted share, for the first quarter of fiscal 2010. Please refer to the financial table included below for a reconciliation of GAAP to non-GAAP results.
Net of the advance payment of approximately $20.6 million for the company’s proposed acquisition of The Switch Engineering Oy, the company’s balance of cash, cash equivalents, marketable securities and restricted cash on June 30, 2011 was $166.2 million. This compares with $245.5 million on March 31, 2011 and $120.7 million on June 30, 2010.
“Our financial results for fiscal 2010 and the first quarter of fiscal 2011 are a reflection of our past,” said AMSC President and Chief Executive Officer Daniel McGahn. “Our efforts to build a better AMSC are now well underway. We have reduced our cost structure by more than $30 million annually and realigned our business into market-facing Wind and Grid segments. We also have won nearly $100 million in new contracts since the start of our fiscal year, which we believe will help expand our customer base, diversify our revenue streams and return the company to growth (see separate press release issued today).”
Looking Forward
For the quarter ending September 30, 2011, AMSC currently expects that its revenues will exceed $18 million. Including charges for its litigation against Sinovel and its previously announced restructuring, among other charges, AMSC expects that its net loss for the second quarter of fiscal 2011 will be less than $38 million, or $0.75 per diluted share. AMSC expects that its non-GAAP net loss for the second fiscal quarter will be less than $27 million, or $0.53 per diluted share.
Despite the company’s expenses related to severance, litigation against Sinovel and supply-chain liabilities, AMSC expects to end the second quarter of fiscal year 2011 with more than $100 million in cash, cash equivalents, marketable securities and restricted cash. Cash usage is expected to further slow in the second half of the year as savings from the company’s restructuring actions begin to be realized and as the use of cash for Sinovel-related litigation and supply chain liabilities decreases.
“We have taken decisive action to immediately lower our expenses, significantly reduce our cash burn in the second half of the fiscal year and put AMSC back on the path to profitability,” McGahn said. “We have a holistic set of Wind and Grid solutions that lower the cost of energy and make our power supplies cleaner, smarter and more reliable, positioning us well within addressable markets that approach $10 billion annually. We believe we have the right people, products and partners to capitalize on these opportunities and ultimately deliver sustainable profits.”
Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 9:00 a.m. Eastern Time to discuss the company’s results and its business outlook. Those who wish to listen to the live conference call webcast should visit the “Investors” section of the company’s website at www.amsc.com/investors. The live call also can be accessed by dialing 719-457-2703 and using conference ID 8645945. A telephonic playback of the call will be available from 12:00 p.m. ET on September 23 through 12:00 p.m. ET on September 28. Please call 719-457-0820 and refer to conference ID 8645945 to access the playback.
About American Superconductor (NASDAQ: AMSC)
AMSC offers an array of proprietary technologies and solutions spanning the electric power infrastructure — from generation to delivery to end use. The company is a leader in renewable energy, providing proven, megawatt-scale wind turbine designs and electrical control systems. The company also offers a host of Smart Grid technologies for power grid operators that enhance the reliability, efficiency and capacity of the grid, and seamlessly integrate renewable energy sources into the power infrastructure. These include superconductor power cable systems, grid-level surge protectors and power electronics-based voltage stabilization systems. AMSC’s technologies are protected by a broad and deep intellectual property portfolio consisting of hundreds of patents and licenses worldwide. More information is available at www.amsc.com.
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American Superconductor and design, Revolutionizing the Way the World Uses Electricity, AMSC, Powered by AMSC, Amperium, D-VAR, dSVC, FaultBlocker, PowerModule, PowerPipelines, PQ-IVR, PQ-SVC, SeaTitan, SuperGEAR and Windtec and design are trademarks or registered trademarks of American Superconductor Corporation or its subsidiaries. All other brand names, product names or trademarks belong to their respective holders.
Any statements in this release about future expectations, plans and prospects for the company, including without limitation our expectations regarding the future financial performance of the company and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include: a significant portion of our revenues has been derived from Sinovel Wind Group Co. Ltd., (“Sinovel”), which has stopped accepting scheduled deliveries and refused to pay amounts outstanding; the disruption in our relationship with Sinovel has materially and adversely affected our business and results of operations and if, as we expect, Sinovel continues to refuse to accept shipments from us, our business and results of operations will be further materially and adversely affected; we will require significant additional funding and may be unable to raise capital when needed, which could force us to delay, reduce or eliminate planned activities, including the planned acquisition of The Switch Engineering Oy (“The Switch”); we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; if we fail to complete the planned acquisition of The Switch, our operating results and financial condition could be harmed and the price of our common stock could decline; completion of the planned acquisition of The Switch could present certain risks to our business; adverse changes in domestic and global economic conditions could adversely affect our operating results; changes in exchange rates could adversely affect our results from operations; we have identified material weaknesses in our internal control over financial reporting and if we fail to remediate these weaknesses and maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; if we fail to implement our business strategy successfully, our financial performance could be harmed; we may not realize all of the sales expected from our backlog of orders and contracts; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; our products face intense competition, which could limit our ability to acquire or retain customers; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; many of our customer relationships outside of the United States are, either directly or indirectly, with governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we rely upon third party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; we are becoming increasingly reliant on contracts that require the issuance of performance bonds; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; we have filed a demand for arbitration and other lawsuits against Sinovel regarding amounts we contend are due and owing and are in dispute; we cannot be certain as to the outcome of the proceedings against Sinovel; we have been named as a party to purported stockholder class actions and shareholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; and our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention. Reference is made to many of these factors and others in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, any forward-looking statements included in this release represent the company’s expectations as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this release.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Year ended
	March 31,		March 31,
	2011	2010	2011	2010
Revenues:
Power Systems	$56,938	$84,763	$276,440	$304,276
Superconductors	2,813	2,861	10,163	11,679

Total revenues	59,751	87,624	286,603	315,955

Cost of revenues	159,016	54,479	308,183	200,977

Gross profit	(99,265)	33,145	(21,580)	114,978

Operating expenses:
Research and development	8,908	7,228	32,517	23,593
Selling, general and administrative	25,662	13,968	72,382	50,446
Goodwill and long-lived asset impairment	49,955	—	49,955	—
Amortization of acquisition related intangibles	394	449	1,549	1,827
Restructuring	—	—	—	451

Total operating expenses	84,919	21,645	156,403	76,317

Operating (loss) income	(184,184)	11,500	(177,983)	38,661

Interest income, net	281	160	830	788
Other income (expense), net	2,079	(39)	6,822	(2,693)

(Loss) income before income tax expense	(181,824)	11,621	(170,331)	36,756

Income tax expense	3,311	6,684	15,953	20,508

Net (loss) income	$(185,135)	$4,937	$(186,284)	$16,248

Net (loss) income per common share
Basic	$(3.67)	$0.11	$(3.95)	$0.37

Diluted	$(3.67)	$0.11	$(3.95)	$0.36

Weighted average number of common shares outstanding
Basic	50,423	45,133	47,103	44,445

Diluted	50,423	45,955	47,103	45,290

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended
	June 30,
	2011	2010
Revenues:
Wind	$4,262	$83,006
Grid	4,796	14,203

Total revenues	9,058	97,209

Cost of revenues	16,955	58,224

Gross profit	(7,897)	38,985

Operating expenses:
Research and development	8,136	7,335
Selling, general and administrative	21,990	15,183
Amortization of acquisition related intangibles	304	386

Total operating expenses	30,430	22,904

Operating (loss) income	(38,327)	16,081

Interest income, net	241	175
Other income, net	566	171

(Loss) income before income tax expense	(37,520)	16,427

Income tax expense	159	7,257

Net (loss) income	$(37,679)	$9,170

Net (loss) income per common share
Basic	$(0.74)	$0.20

Diluted	$(0.74)	$0.20

Weighted average number of common shares outstanding
Basic	50,709	45,242

Diluted	50,709	45,983

UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,	March 31,
	2011	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$130,885	$123,783	$87,594
Marketable securities	25,894	116,126	54,469
Accounts receivable, net	11,652	17,233	57,290
Inventory	31,068	25,828	35,858
Prepaid expenses and other current assets	39,073	30,785	20,294
Advance payment for planned acquisition	20,551	—	—
Restricted cash	6,516	5,566	5,713
Deferred tax assets	484	484	1,776

Total current assets	266,123	319,805	262,994

Property, plant and equipment, net	98,615	96,494	64,315
Goodwill	—	—	36,696
Intangibles, net	6,650	7,054	7,770
Marketable securities	—	—	7,342
Restricted cash	2,857	—	—
Deferred tax assets	5,840	5,840	3,043
Other assets	13,577	12,016	18,024

Total assets	$393,662	$441,209	$400,184

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$66,395	$90,273	$84,319
Adverse purchase commitments	40,292	38,763	—
Line of credit	4,641	—	—
Deferred revenue	13,676	10,304	19,970
Deferred tax liabilities	5,840	5,840	471

Total current liabilities	130,844	145,180	104,760

Deferred revenue	2,063	2,181	13,302
Deferred tax liabilities	484	484	777
Other	530	509	380

Total liabilities	133,921	148,354	119,219

Stockholders’ equity:
Common stock	509	507	448
Additional paid-in capital	889,394	885,704	698,417
Treasury stock	(271)	—	—
Accumulated other comprehensive income (loss)	4,961	3,817	(7,011)
Accumulated deficit	(634,852)	(597,173)	(410,889)

Total stockholders’ equity	259,741	292,855	280,965

Total liabilities and stockholders’ equity	$393,662	$441,209	$400,184

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended June 30,		Year ended March 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net (loss) income	$(37,679)	$9,170	$(186,284)	$16,248
Adjustments to reconcile net (loss) income to net cash used in operations:
Depreciation and amortization	3,242	2,654	11,300	9,789
Stock-based compensation expense	3,466	3,578	13,443	13,632
Impairment of goodwill and long-lived assets	—	—	49,955	—
Provision for excess and obsolete inventory	413	—	63,882	—
Losses on purchase commitments	1,071	—	38,763	—
Allowance for doubtful accounts	—	957	25	(523)
Write-off of prepaid value added taxes	—	—	5,905	—
Deferred income taxes	—	2,027	3,660	(2,717)
Other non-cash items	827	320	2,345	1,155
Changes in operating asset and liability accounts:
Accounts receivable	670	(35,848)	63,175	(16,993)
Inventory	(5,324)	(5,654)	(51,942)	(656)
Prepaid expenses and other current assets	(7,812)	(1,616)	(15,428)	(10,051)
Accounts payable and accrued expenses	(19,732)	(2,140)	(222)	23,775
Deferred revenue	3,084	8,073	(21,398)	7,021

Net cash (used in) provided by operating activities	(57,774)	(18,479)	(22,821)	40,680

Cash flows from investing activities:
Net cash provided by (used in) investing activities	59,753	(41)	(104,833)	(39,996)

Cash flows from financing activities:
Net cash provided by financing activities	4,376	561	163,058	19,003

Effect of exchange rate changes on cash and cash equivalents	747	(4,791)	785	(2,767)

Net increase (decrease) in cash and cash equivalents	7,102	(22,750)	36,189	16,920
Cash and cash equivalents at beginning of period	123,783	87,594	87,594	70,674

Cash and cash equivalents at end of period	$130,885	$64,844	$123,783	$87,594

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(In thousands, except per share data)

	Three months ended March 31,		Year ended March 31,
	2011	2010	2011	2010
Net (loss) income	$(185,135)	$4,937	$(186,284)	$16,248
Goodwill and long-lived asset impairment	49,955	—	49,955	451
Provision for excess and obsolete inventory	61,216	—	63,882	—
Losses on purchase commitments	38,763	—	38,763	—
Write-off of prepaid value added taxes	5,355	—	5,905	—
Stock-based compensation	3,338	3,054	13,412	13,494
Amortization of acquisition-related intangibles	394	449	1,549	1,827
Tax effects	—	(90)	—	(367)

Non-GAAP net income (loss)	$(26,114)	$8,350	$(12,818)	$31,653

Non-GAAP (loss) earnings per share	$(0.52)	$0.18	$(0.27)	$0.70

Weighted average shares outstanding *	50,423	45,955	47,103	45,290

*	Diluted shares are used for periods where net income is generated.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(In thousands, except per share data)

	Three months ended
	June 30,
	2011	2010
Net (loss) income	$(37,679)	$9,170
Stock-based compensation	3,466	3,499
Severance costs	2,066	—
Losses on purchase commitments	1,071	—
Amortization of acquisition-related intangibles	304	386
Tax effects	—	(83)

Non-GAAP net (loss) income	$(30,772)	$12,972

Non-GAAP (loss) earnings per share	$(0.61)	$0.28

Weighted average shares outstanding *	50,709	45,983

*	Diluted shares are used for periods where net income is generated.

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net
Loss for the Quarter Ended September 30, 2011
(In millions, except per share data)

Net loss	$(38.0)
Amortization of acquisition-related intangibles	0.3
Stock-based compensation	2.5
Sinovel litigation expenses	5.2
Restructuring charges	3.0

Tax effects	—

Non-GAAP net loss	$(27.0)

Non-GAAP net loss per share	$(0.53)

Shares outstanding	50.9

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation, severance and other unusual charges, and any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income (loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.
AMSC Contact:
Jason Fredette
Phone: 978-842-3177
Email: jfredette@amsc.com